EXHIBIT 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185 Fax: 720-981-1186
Trading Symbol: VGZ Toronto and NYSE MKT Stock Exchanges

__________________ NEWS _________________

Vista Gold Corp. Announces Third Quarter 2014 Results

Denver, Colorado, October 30,  2014 - Vista Gold Corp. (the “Company,” “we” or “our”) (NYSE MKT and TSX: VGZ) today announced its unaudited financial results and highlights for the third quarter ended September 30, 2014.  The Company’s unaudited financial statements, Management’s Discussion and Analysis together with other important disclosures can be found in the Company’s  Quarterly Report on Form 10-Q, filed with the U.S. Securities and Exchange Commission and the Canadian securities regulatory authorities.

Summary of Third Quarter 2014 Financial Results

We reported a net loss of $4.9 million or $0.06 per share for the three months ended September 30, 2014.  This includes an unrealized $3.8 million mark-to-market loss on our investment in Midas Gold Corp. (“Midas”).  During the three months ended September 30, 2013, we reported net loss of $3.0 million, or $0.04 per share. The 2013 results included a $4.5 million unrealized gain on our investment in Midas, and a $3.5 million impairment charge related to mill equipment held for sale.

Expenditures for exploration and property holding costs, principally at our Mt Todd gold project,  totaled $0.8 million for the three months ended September 30, 2014, down from $2.2 million for the same period in 2013.   The 2014 costs are net of a  $0.2 million non-cash stock-based compensation cost recovery related to the expiry of certain restricted stock units.  Several cost cutting measures were introduced at our Mt Todd gold project during the latter half of 2013, but were not fully in effect for the three months ended September 30, 2013.

Corporate general and administrative costs totaled $0.1 million for the three months ended September 30, 2014, down from $1.1 million for the same period in 2013. The 2014 costs are net of a  $0.7 million non-cash stock-based compensation cost recovery related to the expiry of certain restricted stock units.  Corporate cost reduction measures had also been introduced during the latter half of 2013, but were not fully in effect for the three months ended September 30, 2013.

Our working capital at September 30, 2014 totaled approximately $11.1 million, including cash of approximately $5.3 million. The Company has no debt.

Frederick H. Earnest, President and Chief Executive Officer, commented, “We continue to focus on the things that we can influence: cost control, permitting and advancing the Mt Todd gold project toward shovel-ready status. I am pleased to report that we are making good progress in all of these areas. Our costs continue to trend downward.  The Government of the Northern Territory’s participation in water remediation and discharge at Mt Todd mitigates some of the risk that we will incur material unexpected environmental expenditures through 2015.  The recent successful completion of the Environmental Impact Statement (EIS) approval process marks the end of more than three years of work and expenditures.  This important step toward our goal of making the Mt Todd gold project a shovel-ready project has reduced the risks associated with the development of the project.”

To review the Company’s  Quarterly Report on Form 10-Q for the three months ended September 30, 2014, including the related Management’s Discussion and Analysis, visit any of the following websites: www.sedar.com,  www.sec.gov or www.vistagold.com.

Management Conference Call

A conference call with management to review our financial results for the fiscal three months ended September 30, 2014  and to discuss corporate and project activities is scheduled for Tuesday, November 4, 2014 at 2:30 p.m. MST.

Toll-free in North America: 1-866-233-5249

International:  416-642-3300

This call will also be web-cast and can be accessed at the following web location:

http://www.snwebcastcenter.com/webcast/vistagold/2014/1104/

This call will be archived and available at www.vistagold.com after November 4, 2014.  Audio replay will be available for 21 days by calling toll-free in North America: 1-866-245-6755, passcode 253759.

If you are unable to access the audio or phone-in on the day of the conference call, please email questions to Connie Martinez, Manager – Investor Relations (email: connie@vistagold.com), and we will try to address these questions prior to or during the conference call.

All dollar amounts in this press release are U.S. dollars.

About Vista Gold Corp.

Vista’s principal asset is its flagship Mt Todd gold project in Northern Territory, Australia.  We also hold 11.2%  of the outstanding common shares of Midas,  non-core projects in Mexico and the United States and royalty interests in projects in Bolivia and Indonesia.  For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

For further information, please contact Connie Martinez at (720) 981-1185.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as, our belief that the participation of the NT Government in water remediation and discharge at Mt Todd mitigates the risk that we will incur material unexpected environmental expenditures through 2015,  our continued focus on cost control and permitting and developing the Mt Todd gold project, company costs continuing to trend downwards, our belief that substantially all future processes directed at preparing the Mt Todd gold project for development are now reasonably within our control, our ability to continue to identify and implement cost cutting measures at the Mt Todd gold project, completion of the EIS significantly reducing risks associated with the development of the Mt Todd gold project, and other such matters are forward-looking statements and forward-looking information.  The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: our approved business plans, exploration and assay results, mineral resource and reserve estimates and results of preliminary economic assessments, pre-feasibility studies and feasibility studies on our projects, if any.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,”  “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed on March 17, 2014 and other documents filed with the U.S. Securities and Exchange Commission and Canadian

securities regulatory authorities.  Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.